Exhibit 99.1
Certara Reports Third Quarter 2025 Financial Results
Updates Full Year 2025 Financial Guidance

RADNOR, PA— November 6, 2025-- Certara, Inc. (Nasdaq: CERT), a global leader in model-informed drug development, today reported its financial results for the third quarter of fiscal year 2025.
Third Quarter Highlights:
• Revenue was $104.6 million, compared to $94.8 million in the third quarter of 2024, representing growth of 10%.
•Software revenue was $43.8 million, compared to $35.9 million in the third quarter of 2024, representing growth of 22%.
• Services revenue was $60.8 million, compared to $58.9 million in the third quarter of 2024, representing growth of 3%.
•Net income was $1.5 million, compared to a net loss of $1.4 million in the third quarter of 2024, representing growth of 211%.
•Adjusted EBITDA was $35.2 million, compared to $33.1 million in the third quarter of 2024, representing growth of 7%.
“In the third quarter, we continued to make good progress towards our full-year revenue and profitability targets,” said William Feehery, Chief Executive Officer. “We recently launched several new software products, including CertaraIQ for QSP modeling, which we believe will expand the use of biosimulation technology in drug development. We remain focused on investing in our R&D and commercial efforts to position Certara for sustainable, long-term growth.”
"We saw strong demand in the quarter for biosimulation solutions in software and QSP services, though we have observed some spending hesitancy in other parts of the services business. We are raising our 2025 profitability targets and narrowing our revenue guidance to reflect the most likely range of outcomes as we approach the end of the year," said John Gallagher, Chief Financial Officer.
Third Quarter 2025 Results
Total revenue for the third quarter of 2025 was $104.6 million, representing year-over-year growth of 10% on a reported basis and on a constant currency basis. Total revenue included $5.8 million of Chemaxon revenue. The overall increase in revenue was primarily driven by contribution from M&A and growth in our biosimulation software and services portfolio. Please see note (1) in the section "A Note on Non-GAAP Financial Measures" below for more information on constant currency revenue.
Software revenue for the third quarter of 2025 was $43.8 million, representing year-over-year growth of 22% on a reported basis and 21% on a constant currency basis. Organic software revenue growth was 6%. Software growth was driven by contribution from M&A and biosimulation software.
Services revenue for the third quarter of 2025 was $60.8 million, representing year-over-year growth of 3% on a reported basis and on a constant currency basis. Services growth was driven by biosimulation services.
Total Bookings for the third quarter of 2025 were $96.6 million representing a year-over-year growth of 1%. Total Bookings included $4.5 million of Chemaxon bookings.
Software Bookings for the third quarter of 2025 were $40.8 million, representing a year-over-year growth of 17%. Organic software bookings grew 5% year-over-year. The increase in software bookings was primarily due to strength in Certara’s core biosimulation software and contribution from Chemaxon.
Services Bookings for the third quarter of 2025 were $55.8 million, representing 9% a year-over-year decrease. The decrease in service bookings was mainly influenced by softer trends among our tier-one customers, predominantly in the Regulatory services business.
Total cost of revenues for the third quarter of 2025 was $39.7 million, an increase of $2.5 million from $37.2 million in the third quarter of 2024, primarily due to higher software amortization expense, professional and consulting costs, and license fees.
Total operating expenses for the third quarter of 2025 were $61.9 million, which increased by $6.9 million from $55.0 million in the third quarter of 2024. Higher operating expenses were primarily due to a $5.4 million increase in employee-related costs, a $1.4 million increase in stock based compensation cost, and $0.8 million increase in equipment and software expenses, and a $0.6 million increase in depreciation and amortization expense, partially offset by higher capitalized R&D costs and lower facility and lease related expense.
Adjusted EBITDA for the third quarter of 2025 was $35.2 million compared to $33.1 million for the third quarter of 2024, an increase of $2.2 million. See note (2) in the section A Note on Non-GAAP Financial Measures below for more information on adjusted EBITDA.
Diluted earnings per share for the third quarter of 2025 was $0.01, as compared to a diluted loss per share of $(0.01) in the third quarter of 2024.

Net income for the third quarter of 2025 was $1.5 million, compared to a net loss of $1.4 million in the third quarter of 2024. The $2.9 million increase in income was primarily due to an increase in gross profit, higher tax benefits, and an increase in net other income, partially offset by an increase in operating expenses.
Adjusted net income for the third quarter of 2025 was $22.2 million compared to $20.3 million for the third quarter of 2024, an increase of $2.0 million. Adjusted diluted earnings per share for the third quarter of 2025 was $0.14, flat compared to $0.13 for the third quarter of 2024. See note (3) in the section A Note on Non-GAAP Financial Measures below for more information on adjusted net income and adjusted diluted earnings per share.

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,
	2025	2024	2025	2024
Key Financials	(in millions, except per share data)
Revenue	$104.6	$94.8	$315.2	$284.8
Software revenue	$43.8	$35.9	$136.9	$113.4
Service revenue	$60.8	$58.9	$178.3	$171.4
Total bookings	$96.6	$96.1	$326.8	$300.8
Software bookings	$40.8	$34.8	$128.2	$109.8
Service bookings	$55.8	$61.3	$198.6	$191.0
Net income (loss)	$1.5	$(1.4)	$4.3	$(18.6)
Diluted earnings per share	$0.01	$(0.01)	$0.03	$(0.12)
Adjusted EBITDA	$35.2	$33.1	$102.0	$88.5
Adjusted net income	$22.2	$20.3	$56.1	$48.2
Adjusted diluted earnings per share	$0.14	$0.13	$0.35	$0.30
Cash and cash equivalents			$172.7	$233.0
2025 Financial Outlook
Certara is updating its guidance for the full year 2025:
•Full year 2025 revenue to be in the range of $415 million to $420 million.
•Full year adjusted EBITDA margin to be approximately 32%.
•Full year adjusted diluted earnings per share is expected to be in the range of $0.45 - $0.47.
•Fully diluted shares are expected to be in the range of 160 million to 162 million.
Please note that the Company has not reconciled adjusted EBITDA (including its related margin) or adjusted diluted earnings per share forward-looking guidance included in this press release to the most directly comparable GAAP measures because this cannot be done without unreasonable effort due to the variability and low visibility with respect to costs related to acquisitions, financings, and employee stock compensation programs, which are potential adjustments to future earnings. We expect the variability of these items to have a potentially unpredictable, and a potentially significant, impact on our future GAAP financial results.

Webcast and Conference Call Details
Certara will host a conference call today, November 6, 2025, at 5:00 p.m. ET to discuss its third quarter 2025 financial results. Investors interested in listening to the conference call are required to register online in advance of the call. A live and archived webcast of the event will be available on the “Investors” section of the Certara website at https://ir.certara.com.
About Certara
Certara accelerates medicines using proprietary biosimulation software, technology and services to transform traditional drug discovery and development. Its clients include more than 2,400 biopharmaceutical companies, academic institutions, and regulatory agencies across 70 countries.
Please visit our website at www.certara.com. We intend to use our website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD.
Such disclosures will be included in the Investor Relations section of our website at https://ir.certara.com. Accordingly, investors should monitor such portion of our website, in addition to following our press releases, Securities and Exchange Commission filings and public conference calls and webcasts.
Forward-Looking Statements
This press release contains certain statements that constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, with respect to the Company’s full-year guidance, the success of strategic investments and ability to drive long-term growth, our and other statements about the Company’s future business and financial performance, revenue, margin, and bookings. These statements typically contain words such as “believe,” “may,” “potential,” “will,” “plan,” “could,” “estimate,” “expects” and “anticipates” or the negative of these words or other similar terms or expressions. Any statement in this press release that is not a statement of historical fact is a forward-looking statement and involves significant risks and uncertainties. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot provide any assurance that these expectations will prove to be correct. You should not rely upon forward-looking statements as predictions of future events and actual results, events, or circumstances. Actual results may differ materially from those described in the forward-looking statements and are subject to a variety of assumptions, uncertainties, risks and factors that are beyond our control, including any deceleration in, or resistance to, the acceptance of model-informed biopharmaceutical discovery and development; our ability to compete within our market; changes or delays in government regulation relating to the biopharmaceutical industry; trends in research and development (“R&D”) spending; the use of third parties by biopharmaceutical companies and a shift toward more R&D occurring a smaller biotechnology companies; consolidation within the biopharmaceutical industry; evolving corporate governance and public disclosure regulations and expectations; our ability to increase successfully our customer base, expand relationships and the products and services we provide and enter new markets; our ability to retain key personnel or recent additional qualified personnel; risks related to the mischaracterization of our independent contractors; any delays or defects in our release of new or enhanced software or other biosimulation tools; issues relating to use of artificial intelligence and machine learning in our products and services; failure of our existing customers to renew their software licenses or any delays or terminations of contracts or reductions in scope of work by our existing customers; risks related to our contracts with government customers, including the ability of third parties to challenge our receipt of such contracts; our ability to sustain historic growth rates; any future acquisitions and our ability to integrate successfully such acquisitions; the accuracy of our addressable market estimates; our ability to operate successfully a global business and adverse global economic conditions; our ability to comply with applicable anti-corruption, trade compliance and economic sanctions laws and regulations; risks related to litigation against us; the adequacy of our insurance coverage and our ability to obtain adequate insurance coverage in the future; our ability to perform our services in accordance with contractual requirements, regulatory standards and ethical considerations; the loss of more than one of our major customers; future capital needs; the ability or inability of our bookings to accurately predict our future revenue and our ability to realize the anticipated revenue reflected in our; lower utilization rates by our employees as a result of catastrophic events, including natural disasters and epidemic diseases; disruptions in the operations of the third-party providers who host our software solutions or any limitations on their capacity or interference with our use; our ability to reliably meet our data storage and management requirements, or the experience of any failures or interruptions in the delivery of our services over the internet; our ability to comply with the terms of any licenses governing our use of third-party open source software; any unauthorized access to or use of customer or other proprietary or confidential data or other breach of our cybersecurity measures, compliance with privacy and cybersecurity laws and related contractual requirements; our ability to adequately enforce or defend our ownership and use of our intellectual property and other proprietary rights; any allegations that we are infringing, misappropriating or otherwise violating a third party’s intellectual property rights; our ability to meet the obligations under our current or further indebtedness as they become due and our ability to have sufficient capital to operate our business; any limitations on our ability to pursue our business strategies due to restrictions under our current or future indebtedness or inability to comply with any restrictions under our indebtedness; any additional impairment of goodwill or other intangible assets; our ability to use our net operating losses and R&D tax credit carryforwards; any conflict with the interests of our largest shareholders, exclusive forum provisions in our certificate of incorporation; and the other factors detailed under the captions “Risk Factors” and “Special Note Regarding Forward-Looking Statements” and elsewhere in our Securities and Exchange Commission (“SEC”) filings, and reports, including the Form 10-K filed by the Company with the Securities and Exchange Commission on February 26, 2025, and subsequent reports filed with the SEC. Any forward-looking statements speak only as of the date of this release and, except to the extent required by applicable securities laws, we expressly disclaim any obligation to update or revise any of them to reflect actual results, any changes in expectations or any change in events.
A Note on Non-GAAP Financial Measures
This press release contains “non-GAAP measures” which are financial measures that either exclude or include amounts that are not excluded or included in the most directly comparable measures calculated and presented in accordance with U.S. generally accepted accounting principles (“GAAP”). Specifically, the Company makes use of the non-GAAP financial measures adjusted EBITDA, adjusted EBITDA margin adjusted net income (loss), adjusted diluted earnings per share, and constant currency (“CC”) revenue, which are not recognized terms under GAAP. These measures should not be considered as alternatives to net income (loss), net income (loss) margin, or GAAP diluted earnings per share or revenue as measures of financial performance or any other performance measure derived in accordance with GAAP and should not be considered a measure of discretionary cash available to the Company to invest in the growth of its business. The presentation of these measures has limitations as an analytical tool and should not be considered in isolation, or as a substitute for the Company’s results as reported under GAAP. Because not all companies use identical calculations, the presentations of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company.
You should refer to the footnotes below as well as the “Reconciliation of Non-GAAP Financial Measures” section in this press release below for a further explanation of these measures and reconciliations of these non-GAAP measures in specific periods to their most directly comparable financial measure calculated and presented in accordance with GAAP for those periods.
Management uses various financial metrics, including total revenues, income (loss) from operations, net income (loss), and certain non-GAAP measures, such as adjusted EBITDA, adjusted EBITDA margin, adjusted net income (loss), adjusted diluted earnings per share and CC revenue, to make budgeting decisions, to make certain compensation decisions, and to compare the Company’s performance against that of other peer companies using similar measures. In addition, management believes these metrics provide useful measures for period-to-period comparisons of the Company’s business, as they remove the effect of certain non-cash expenses and other items not indicative of its ongoing operating performance.
Management believes that adjusted EBITDA, adjusted EBITDA margin, adjusted net income (loss), adjusted diluted earnings per share, and CC revenue are helpful to investors, analysts, and other interested parties because they can assist in providing a more consistent and comparable overview of our operations across our historical periods. In addition, these non-GAAP measures are frequently used by analysts, investors, and other interested parties to evaluate and assess performance. Furthermore, our business has operations outside the United States that are conducted in local currencies. As a result, the comparability of the financial results reported in U.S. dollars is affected by changes in foreign currency exchange rates. We adjust revenues for constant currency to provide a framework for assessing how our business performed excluding the effect of foreign currency rate fluctuations and we believe it is helpful for investors to present operating results on a comparable basis period over period to evaluate its underlying performance.
(1) CC revenue excludes the effects of foreign currency exchange rate fluctuations by assuming constant foreign currency exchange rates used for translation. Current periods revenue reported in currencies other than U.S. Dollars are converted into U.S. Dollars at the average exchange rates in effect for the comparable prior periods.
(2) Adjusted EBITDA represents net income excluding interest expense, provision for (benefit from) for income taxes, depreciation and amortization expense, intangible asset amortization, equity-based compensation expense, goodwill impairment, change in fair value of contingent consideration, acquisition and integration expense and other items not indicative of our ongoing operating performance. Adjusted EBITDA margin represents adjusted EBITDA divided by revenue.
(3) Adjusted net income and adjusted diluted earnings per share exclude the effect of equity-based compensation expense, amortization of acquisition-related intangible assets, goodwill impairment, change in fair value of contingent consideration, acquisition and integration expense, and other items not indicative of our ongoing operating performance as well as income tax provision adjustment for such charges.
In evaluating adjusted EBITDA, adjusted EBITDA margin, adjusted net income, and adjusted diluted earnings per share, you should be aware that in the future the Company may incur expenses similar to those eliminated in this presentation and this presentation should not be construed as an inference that future results will be unaffected by unusual items.
Contacts:
Investor Relations Contact:
David Deuchler
Gilmartin Group
ir@certara.com

Media Contact:
Alyssa Horowitz
Pan Communications
certara@pancomm.com

CERTARA, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,
(IN THOUSANDS, EXCEPT PER SHARE AND SHARE DATA)	2025	2024	2025	2024

Total revenue	$104,616	$94,820	$315,190	$284,787
Cost of revenues	39,718	37,189	121,955	116,253
Operating expenses:
Sales and marketing	12,998	11,347	39,704	34,247
Research and development	10,266	8,271	29,760	29,333
General and administrative	24,647	22,030	61,487	73,080
Depreciation and amortization expense	13,982	13,389	42,104	39,608
Total operating expenses	61,893	55,037	173,055	176,268
Income (loss) from operations	3,005	2,594	20,180	(7,734)
Other income (expenses):
Interest expense	(5,011)	(5,187)	(14,619)	(16,516)
Net other income	1,739	932	4,965	4,886
Total other expenses	(3,272)	(4,255)	(9,654)	(11,630)
Income (loss) before income taxes	(267)	(1,661)	10,526	(19,364)
Provision (benefit) for income taxes	(1,792)	(290)	6,226	(736)
Net income (loss) attributable to common stockholders:	$1,525	$(1,371)	$4,300	$(18,628)

Net income per share attributable to common stockholders:
Basic	$0.01	$(0.01)	$0.03	$(0.12)
Diluted	$0.01	$(0.01)	$0.03	$(0.12)
Weighted average common shares outstanding:
Basic	160,403,011	160,642,052	160,769,603	160,225,375
Diluted	160,600,570	160,642,052	161,263,876	160,225,375

CERTARA, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(IN THOUSANDS, EXCEPT PER SHARE AND SHARE DATA)	SEPTEMBER 30, 2025	DECEMBER 31, 2024
Assets
Current assets:
Cash and cash equivalents	$172,711	$179,183
Accounts receivable, net of allowances for credit losses of $1,937 and $2,164 respectively	89,051	102,189
Prepaid expenses and other current assets	21,541	29,480
Total current assets	283,303	310,852
Other assets:
Property and equipment, net	1,846	2,167
Operating lease right-of-use assets	12,371	13,841
Goodwill	773,036	757,038
Intangible assets, net of $396,928 and $338,809 respectively	459,543	485,214
Deferred income taxes	3,961	3,961
Other long-term assets	1,796	2,031
Total assets	$1,535,856	$1,575,104
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$3,457	$3,502
Accrued expenses	59,865	56,451
Current portion of deferred revenue	65,023	77,829
Current portion of long-term debt	3,000	3,000
Other current liabilities	4,175	5,306
Total current liabilities	135,520	146,088
Long-term liabilities:
Deferred revenue, net of current portion	857	1,049
Deferred income taxes	30,848	40,421
Operating lease liabilities, net of current portion	8,965	11,166
Long-term debt, net of current portion and debt discount	290,541	292,425
Other long-term liabilities	4,318	25,299
Total liabilities	471,049	516,448
Commitments and contingencies
Stockholders' equity
Preferred shares, $0.01 par value, 50,000,000 and no shares authorized, issued, and outstanding as of September 30, 2025 and December 31, 2024, respectively	—	—
Common shares, $0.01 par value, 600,000,000 shares authorized, 163,873,911 and 161,958,810 shares issued,159,396,847 and 161,009,112 shares outstanding as of September 30,2025 and December 31, 2024, respectively	1,640	1,620
Additional paid-in capital	1,247,464	1,216,925
Accumulated deficit	(123,981)	(128,281)
Accumulated other comprehensive income (loss)	1,947	(13,424)
Treasury stock at cost, 4,477,064 and 949,698 shares at September 30, 2025 and December 31, 2024, respectively	(62,263)	(18,184)
Total stockholders' equity	1,064,807	1,058,656
Total liabilities and stockholders' equity	$1,535,856	$1,575,104

CERTARA, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	NINE MONTHS ENDED SEPTEMBER 30,
(IN THOUSANDS)	2025	2024
Cash flows from operating activities:
Net income (loss)	$4,300	$(18,628)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	56,058	49,817
Amortization of debt issuance costs	432	891
Provision for credit losses	688	393
Equity-based compensation expense	24,889	27,043
Change in fair value of contingent considerations	(3,212)	8,092
Deferred income taxes	(7,455)	(12,626)
Changes in assets and liabilities:
Accounts receivable	13,385	(10,973)
Prepaid expenses and other assets	1,748	(2,473)
Accounts payable, accrued expenses, and other liabilities	(6,576)	(9,774)
Deferred revenues	(15,603)	(2,122)
Other operating activities, net	(1,146)	1,457
Net cash provided by operating activities	67,508	31,097
Cash flows from investing activities:
Capital expenditures	(757)	(1,210)
Capitalized software development costs	(18,770)	(13,995)
Net cash used in investing activities	(19,527)	(15,205)
Cash flows from financing activities:
Proceeds from borrowings on term loan debt	—	6,305
Payment of debt issuance costs	—	(1,216)
Payments on long-term debt	(2,250)	(1,505)
Common stock repurchase program	(38,674)	—
Payments for business acquisition related contingent consideration	(13,230)	(15,156)
Payment of taxes on shares withheld for employee taxes	(5,019)	(8,135)
Net cash used in financing activities	(59,173)	(19,707)
Effect of foreign exchange rate on cash and cash equivalents	4,720	1,887
Net decrease in cash and cash equivalents	(6,472)	(1,928)
Cash and cash equivalents at beginning of period	179,183	234,951
Cash and cash equivalents at end of period	$172,711	$233,023

NON-GAAP FINANCIAL MEASURES
The following table reconciles net income (loss) to Adjusted EBITDA:

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,
	2025	2024	2025	2024
	(in thousands)
Net income (loss)(a)	$1,525	$(1,371)	$4,300	$(18,628)
Interest expense(a)	5,011	5,187	14,619	16,516
Interest income(a)	(1,270)	(2,609)	(4,155)	(7,669)
(Benefit from) Provision for income taxes(a)	(1,792)	(290)	6,226	(736)
Intangible asset amortization and fixed assets depreciation(a)	18,626	16,792	56,058	49,817
Currency (gain) loss(a)	(534)	1,546	(1,173)	2,526
Equity-based compensation expense(b)	9,574	8,187	24,889	27,043
Change in fair value of contingent consideration(d)	2,689	2,431	(3,212)	8,092
Acquisition-related expenses(e)	1,104	1,364	2,408	4,151
Transaction-related expenses (f)	—	(128)	—	2,625
Severance expense(g)	—	—	—	183
Reorganization expense(h)	38	1,730	1,123	3,944
Loss (gain) on disposal of fixed assets(i)	31	—	36	13
Executive recruiting expense(j)	—	222	661	645
Litigation and settlement expense(k)	246	—	246	—
Adjusted EBITDA	$35,248	$33,061	$102,026	$88,522

The following table reconciles net income (loss) to adjusted net income:

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,
	2025	2024	2025	2024
	( in thousands)
Net income (loss) (a)	$1,525	$(1,371)	$4,300	$(18,628)
Currency (gain) loss(a)	(534)	1,546	(1,173)	2,526
Equity-based compensation expense(b)	9,574	8,187	24,889	27,043
Amortization of acquisition-related intangible assets(c)	14,050	13,351	42,120	40,041
Change in fair value of contingent consideration(d)	2,689	2,431	(3,212)	8,092
Acquisition-related expenses(e)	1,104	1,364	2,408	4,151
Transaction-related expenses (f)	—	(128)	—	2,625
Severance expense(g)	—	—	—	183
Reorganization expense(h)	38	1,730	1,123	3,944
Loss (gain) on disposal of fixed assets(i)	31	—	36	13
Executive recruiting expense(j)	—	222	661	645
Litigation and settlement expense(k)	246	—	246	—
Income tax expense impact of adjustments(l)	(6,477)	(7,079)	(15,348)	(22,442)
Adjusted net income	$22,246	$20,253	$56,050	$48,193

The following tables reconciles diluted earnings per share to adjusted diluted earnings per share:

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,
	2025	2024	2025	2024

Diluted earnings per share(a)	$0.01	$(0.01)	$0.03	$(0.12)
Currency (gain) loss(a)	-	0.01	-	0.02
Equity-based compensation expense(b)	0.06	0.05	0.16	0.17
Amortization of acquisition-related intangible assets(c)	0.08	0.08	0.26	0.25
Change in fair value of contingent consideration(d)	0.02	0.02	(0.02)	0.05
Acquisition-related expenses(e)	0.01	0.01	0.01	0.03
Transaction-related expenses (f)	-	-	-	0.02
Severance expense(g)	-	-	-	-
Reorganization expense(h)	-	0.01	0.01	0.02
Loss (gain) on disposal of fixed assets(i)	-	-	-	-
Executive recruiting expense(j)	-	-	-	-
Litigation and settlement expense(k)	-	-	-	-
Income tax expense impact of adjustments(l)	(0.04)	(0.04)	(0.10)	(0.14)
Adjusted Diluted Earnings Per Share	$0.14	$0.13	$0.35	$0.30

Basic weighted average common shares outstanding	160,403,011	160,642,052	160,769,603	160,225,375
Effect of potentially dilutive shares outstanding (m)	197,559	323,745	494,273	723,301
Adjusted diluted weighted average common shares outstanding	160,600,570	160,965,797	161,263,876	160,948,676

The following tables reconcile revenues to the revenues adjusted for constant currency:

	THREE MONTHS ENDED SEPTEMBER 30,			Change
	2025	2025	2024	$	%	$	%
	Actual	CC	Actual	Actual	Actual	CC Impact
	(GAAP)	(non-GAAP)	(GAAP)	(GAAP)	(GAAP)	(non-GAAP)	(non-GAAP)
	(in thousands except percentage)
Revenue
Software	$43,830	$43,551	$35,912	$7,918	22%	$(279)	21%
Services	60,786	60,504	58,908	1,878	3%	(282)	3%
Total Revenue	$104,616	$104,055	$94,820	$9,796	10%	$(561)	10%

	NINE MONTHS ENDED SEPTEMBER 30,			Change
	2025	2025	2024	$	%	$	%
	Actual	CC	Actual	Actual	Actual	CC Impact
	(GAAP)	(non-GAAP)	(GAAP)	(GAAP)	(GAAP)	(non-GAAP)	(non-GAAP)
	(in thousands except percentage)
Revenue
Software	$136,894	$136,100	$113,426	$23,468	21%	$(794)	20%
Services	178,296	177,328	171,361	6,935	4%	(968)	3%
Total Revenue	$315,190	$313,428	$284,787	$30,403	11%	$(1,762)	10%
(a.)Represents a measure determined under GAAP.
(b.)Represents expense related to equity-based compensation. Equity-based compensation has been, and will continue to be for the foreseeable future, a recurring expense in our business and an important part of our compensation strategy.
(c.)Represents amortization costs associated with acquired intangible assets in connection with business acquisitions.
(d.)Represents expense associated with remeasuring fair value of contingent consideration of business acquisition.
(e.)Represents costs associated with mergers and acquisitions and any retention bonuses pursuant to the acquisitions.
(f.)Represents costs associated with our public offerings that are not capitalized, as well as debt issuance costs that are not deferred or treated as a contra-liability directly deducted from the carrying value of the associated debt liability.
(g.)Represents charges for severance provided to former executives.
(h.)Represents expenses related to reorganization, including legal entity reorganization and lease abandonment costs associated with the evaluation of our office space footprint.
(i.)Represents the gain/loss related to disposal of fixed assets.
(j.)Represents recruiting and relocation expenses related to hiring senior executives.
(k.)Represents expense related to a non-recurring employment litigation and settlement outside the normal course of business.
(l.)Represents the income tax effect of the non-GAAP adjustments calculated using the applicable statutory rate by jurisdiction.

(m.)Represents potentially dilutive shares that were included from our GAAP diluted weighted average common shares outstanding.